SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of earliest event reported) -
                                December 3, 1996


                                  ARISTAR, INC.
             (Exact name of registrant as specified in its charter)





        DELAWARE                         1-3521               95-4128205
(State or other jurisdiction of        (Commission File    (I.R.S. Employer
incorporation)                            Number)           Identification No.)





                8900 GRAND OAK CIRCLE, TAMPA, FLORIDA 33637-1050
                    (Address of principal executive offices)




              Registrant's telephone number, including area code -
                                 (813) 632-4500




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ITEM 5.           OTHER EVENTS.


         Great Western Bank, a Federal Savings Bank ("GWB"), has declared a dividend of all of the outstanding stock of Blazer Financial Corporation, its wholly-owned subsidiary ("BFC"), payable to GWB's parent corporation, Great Western Financial Corporation ("Great Western") as of the close of business on December 31, 1996. Both Aristar, Inc. (the "Company") and GWB are wholly-owned subsidiaries of Great Western. BFC is a holding company that owns all of the stock of Great Western Thrift and Loan, a Utah industrial loan corporation, and First Community Industrial Bank, a Colorado industrial bank. At September 30, 1996, the book value of the stock of BFC was approximately $33.7 million and its consolidated assets, which are predominantly consumer finance receivables, were approximately $254.3 million. On December 31, 1996, Great Western will transfer such stock to the Company for a purchase price equal to its book value at that time.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  ARISTAR, INC.



                                  By: s/JAMES A. BARE
                                     -------------------------
                                     Name:   James A. Bare
                                     Title:  Executive Vice President
                                             and Chief Financial
                                             Officer (Chief Accounting Officer)



Date:  December 3, 1996


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